Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS FIRST QUARTER RESULTS

DALLAS — (May 4, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT), a hotel real estate investment trust focused exclusively on the hospitality industry, today reported results for the first quarter ended March 31, 2005. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

HIGHLIGHTS

s	Completed and announced investments reach $1.4 billion

s	RevPAR increases 12.5% for core hotels not under renovation

s	Adjusted FFO increased 181% to $6.8 million, or $0.16 per diluted share, when adjusting for a one- time debt extinguishment charge

s	Reports Cash Available for Distribution of $0.17 per share

s	Announced and paid first quarter dividend of $0.16 per share

s	Announced agreement to acquire 30-hotel portfolio for $465 million

Financial Results

Total revenue for the first quarter ended March 31, 2005, increased 153.5% to $48,960,000 from $19,312,000 for the first quarter ended March 31, 2004. The Company reported net income of $63,000, or $0.00 per diluted share, compared with $554,000, or $0.02 per diluted share, in the prior-year period. Adjusted FFO increased 100.0% on a per-share basis to $6,841,000, or $0.16 per diluted share, when adjusting for a one-time loss on debt extinguishment, compared with $2,435,000, or $0.08 per diluted share, for the first quarter of 2004. EBITDA, which represents Earnings before Interest, Income Taxes, Depreciation, and Amortization, increased to $10,500,000 compared with $3,209,000 in the prior-year period. CAD, which represents Cash Available for Distribution, equaled $6,938,000, or $0.17 per diluted share.

Monty Bennett, President and CEO, commented, “The strong RevPAR gains for our hotels included in continuing operations were led primarily by rate improvement. Combined with our aggressive asset management and focus on cost controls, this rate growth resulted in a 16.1% increase in proforma hotel operating profit and a 171-basis point increase in profit margin. Substantially all of our hotels not under renovation delivered RevPAR improvement in the quarter with the growth equally distributed among our full service and select service assets. Not surprisingly, the greatest improvement was experienced by those hotels we have owned for at least one year, further demonstrating the significant value that we believe we can add to well-located and under-managed assets.

“We are very pleased with the over $275 million of investment activity completed in the quarter, and, more importantly, our ability to match-fund these investments with timely capital raises. By creating the flexibility in our capital sourcing through the commitment with Security Capital Preferred Growth Incorporated, managing availability of our credit facility and arranging long-term, fixed-rate debt at very

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254     Phone: (972) 490-9600

AHT Announces First Quarter Results

May 4, 2005

attractive pricing, we were able to announce our largest deal to date – the 30-hotel, $465 million portfolio from CNL Hotels & Resorts, Inc. Although our diversified investment strategy is our greatest strength, we believe our financing strategy has provided an additional competitive advantage for us.”

Operating Results – Direct Hotel Investments

As of March 31, 2005, the Company had a portfolio of direct hotel investments consisting of 55 properties, 47 of which are included in continuing operations. During the quarter, 12 of our hotels were undergoing significant renovations. The Company believes reporting its operating metrics on a pro forma consolidated and not-under-renovation basis more accurately reflects the operating improvement in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

All Core Hotels (47 properties)

RevPAR for the first quarter of 2005 increased 8.9% over the same period in 2004 to $71.75 from $65.91 due to a 6.7% increase in ADR to $105.25 and a 133-basis point increase in occupancy to 68.17%.

Hotels Not Under Renovation (35 properties)

RevPAR for the first quarter of 2005 increased 12.5% over the same period in 2004 to $77.96 from $69.32 due to a 5.7% increase in ADR to $109.05 and a 432-basis point increase in occupancy to 71.49%.

Proforma Hotel Operating Profit

Total hotel operating profit for the three months ended March 31, 2005, increased 16.1% to $18,919,000 from $16,291,000 for the quarter ended March 31, 2004. Total hotel operating profit margin increased by 171-basis points.

Operating Results-First Mortgage and Mezzanine Investments

As of March 31, 2005, the Company had an $81.5 million mezzanine and first mortgage loan portfolio across 13 hotel properties. The loan portfolio weighted average interest rate is 12.84%.

Balance Sheet and Financing Transactions

As of March 31, 2005, the Company had approximately $427.4 million of mortgage debt outstanding at a weighted average interest rate of 5.62%.

At March 31, 2005, the Company’s net debt, defined as total debt less unrestricted cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding (other than units owned by the REIT), was 44% based upon the Company’s closing stock price of $10.20.

On January 20, 2005, the Company issued 10,350,000 shares of common stock at $9.62 per share, including 1,350,000 shares sold pursuant to an over-allotment option, for net proceeds after expenses of approximately $94.3 million. Additionally, the Company has an agreement in place pursuant to this offering to sell subject to certain conditions an additional 2,070,000 shares of common stock to Security Capital Preferred Growth Incorporated.

On April 5, 2005 and May 4, 2005, the Company issued a total of 5,182,100 shares of common stock at $10.25 per share in a follow-on offering and over-allotment option, resulting in net proceeds after underwriting discounts and expenses of approximately $51.4 million.

First Quarter Investment Activity

On January 19, 2005, the Company sold the 56,000-square-foot office building located adjacent to its Sheraton Bucks County hotel in suburban Philadelphia for approximately $2.9 million net of closing costs.

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AHT Announces First Quarter Results

May 4, 2005

On February 8, 2005, the Company originated a mezzanine loan of $8.0 million with an interest rate of 912.5 basis points over LIBOR, maturing February 2007 with three one-year extension options. The loan is secured by the 163-room Viceroy Santa Monica in Santa Monica, CA.

On March 16, 2005, the Company acquired a 21-hotel, 4,094-room portfolio for total consideration of $250 million, which was comprised of $35.0 million in cash, the issuance of $50.3 million in operating partnership units priced at $10.07 per unit, and the assumption of $164.7 million in debt. The purchase price equated to an 8.8x trailing twelve-month EBITDA multiple, an EBITDA yield of 11.4% and a trailing twelve-month net operating income capitalization rate of 9.5% on the entire 21-hotel portfolio based on a trailing 12-month NOI of $23.7 million. The average cost of the assumed debt was 7.1% following the repayment of an approximately a $14.7 million mezzanine loan.

On March 22, 2005, the Company acquired the 157-room Hilton Santa Fe in Santa Fe, NM, for $18.2 million in cash. Annualized revenue of this property is approximately $7.7 million. The Company intends to invest $2.5 million in capital improvements to the property.

Subsequent Investment Activity

On April 1, 2005, the Company completed the sale of the 70-suite Best Western Dallas Telecom Area Suites in Dallas, Texas, for $1.35 million in cash. On April 19, 2005 and April 22, 2005, the Company completed the sales of the 196-room Ramada Inn Hyannis Regency in Hyannis, Massachusetts, for $4.75 million in cash, and the 164-room Ramada Inn Warner Robins for $1.53 million in cash. Acquired by Ashford in March 2005 as part of a 21-hotel portfolio, the three hotels had been designated as non-core properties along with five other hotels in this portfolio.

On April 18, 2005, the Company originated an $8 million, five-year mezzanine loan on the 350-room Hyatt Regency Philadelphia at Penn’s Landing in Philadelphia, PA. The loan, which matures in April 2010, bears interest at a fixed rate of 14% for the first year and increases 100 basis points each year of the term until 18% in year five.

On April 26, 2005, the Company executed a definitive agreement to acquire a 30-property, 4,328-room hotel portfolio from CNL Hotels and Resorts for $465 million in cash. The purchase price equates to a trailing twelve-month net operating income capitalization rate of approximately 8.4% on the entire 30-hotel portfolio. In connection with this transaction the company received a financing commitment from Merrill Lynch Mortgage Lending, Inc. for $370 million at a fixed interest rate of 5.32%. The Company expects the acquisition to close in June 2005.

Outlook

Mr. Bennett concluded, “Based on the active pace we have established to date in the second quarter, we are very optimistic about the expected contributions from further year-over-year improvement in RevPAR from the renovated hotels and the attractive acquisition and loan opportunities we continue to source. This embedded growth as well as additional investments should enable us to consider additional dividend growth during 2005. With an asset base approaching $1.4 billion once the acquisition of the CNL portfolio is closed in late second quarter, we will have grown from a portfolio of six hotels to one of the larger hotel REITs in less than two years. The growth in our portfolio and the ability to meet the capital needs of hotel owners at all levels of the capital structure has significantly raised our profile within the industry. We expect to continue to leverage this unique positioning to become the preferred source for hotel capital in what remains a very competitive, yet opportunity-filled, market.”

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AHT Announces First Quarter Results

May 4, 2005

Investor Conference Call and Simulcast

Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on May 5, 2005, to discuss the first quarter results. The number to call for this interactive teleconference is 913-981-5509. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 8104241.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2004 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=1051998 on May 5, 2005, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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AHT Announces First Quarter Results

May 4, 2005

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
REVENUE
Rooms	$36,612	$15,461
Food and beverage	7,573	2,111
Other	1,889	576

Total hotel revenue	46,074	18,148

Interest income from notes receivable	2,548	844
Asset management fees from related parties	338	320

Total Revenue	48,960	19,312

EXPENSES
Hotel operating expenses
Rooms	8,138	3,546
Food and beverage	5,666	1,538
Other direct	850	357
Indirect	14,051	6,386
Management fees, including related parties	1,457	581

Total hotel expenses	30,162	12,408

Property taxes, insurance, and other	2,573	1,187
Depreciation and amortization	4,291	1,762
Corporate general and administrative:
Stock-based compensation	620	596
Other corporate and administrative	2,680	1,912

Total Operating Expenses	40,326	17,865

OPERATING INCOME	8,634	1,447

Interest income	277	92
Interest expense	(4,024)	(773)
Amortization of loan costs	(948)	(90)
Write-off of loan costs	(151)	—
Loss on debt extinguishment	(2,257)	—

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	1,531	676

Benefit from income taxes	242	—
Minority interest	(304)	(122)

INCOME FROM CONTINUING OPERATIONS	1,469	554

Discontinued Operations:
Loss from discontinued operations	(18)	—
Income taxes	—	—

Loss from discontinued operations, net	(18)	—

NET INCOME	1,451	554
Preferred dividends	1,388	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$63	$554

Basic and Diluted:
Income From Continuing Operations Per Share Available To Common Shareholders	$0.00	$0.02

Loss From Discontinued Operations Per Share	$0.00	$0.00

Net Income Per Share Available To Common Shareholders	$0.00	$0.02

Weighted Average Common Shares Outstanding	33,449,674	25,024,246

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AHT Announces First Quarter Results

May 4, 2005

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
Investment in hotel properties, net	$656,508	$427,005
Cash and cash equivalents	41,435	47,109
Restricted cash	24,918	14,059
Accounts receivable, net of allowance of $70 and $61, respectively	14,683	5,463
Inventories	1,257	612
Assets held for sale	36,723	2,882
Notes receivable	81,494	79,661
Deferred costs, net	11,123	9,390
Prepaid expenses	4,967	2,639
Other assets	5,181	6,677
Due from affiliates	591	448

Total assets	$878,880	$595,945

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$427,387	$300,754
Capital leases payable	789	313
Accounts payable	14,849	8,980
Accrued expenses	16,424	9,340
Other liabilities	15	90
Dividends payable	9,008	6,141
Deferred income	408	401
Due to affiliates	3,233	1,907

Total liabilities	472,113	327,926

Commitments and contingencies	—	—
Minority interest	88,162	39,347
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 993,049 issued and outstanding at March 31, 2005 and December 31, 2004	9,737	9,980

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at March 31, 2005 and December 31, 2004	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 36,532,847 and 25,810,447 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	365	258
Additional paid-in capital	333,000	234,993
Unearned compensation	(7,101)	(3,959)
Accumulated other comprehensive income	1,540	554
Accumulated deficit	(18,959)	(13,177)

Total owners’ equity	308,868	218,692

Total liabilities and owners’ equity	$878,880	$595,945

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AHT Announces First Quarter Results

May 4, 2005

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2005	2004
Consolidated (Pro Forma):
Room revenues	$53,897,526	$50,051,457
RevPar	$71.75	$65.91
Occupancy	68.17%	66.84%
ADR	$105.25	$98.61

NOTE: The above pro forma table includes the 47 hotel properties included in income from continuing operations for the three months ended March 31, 2005 as if all such hotels were owned as of the beginning of the periods presented.

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS AND NOT UNDER RENOVATION:

	Three Months Ended
	March 31,
	2005	2004
Hotels Not Under Renovation (Pro Forma):
Room revenues	$47,283,049	$42,504,676
RevPar	$77.96	$69.32
Occupancy	71.49%	67.17%
ADR	$109.05	$103.20

NOTE: The above pro forma table includes the 35 hotel properties included in income from continuing operations that were not under renovation during the three months ended March 31, 2005 as if all such hotels were owned as of the beginning of the periods presented. Excluded hotels under renovation are Sheraton Bucks County, Hampton Inn Terre Haute, Hampton Inn Horse Cave, Hampton Inn Evansville, Residence Inn Evansville, Fairfield Inn Evansville West, Fairfield Inn Princeton, Courtyard Columbus Tipton Lakes, Courtyard Bloomington, Hampton Inn Mall of Georgia, Hilton St. Petersburg Bayfront, and Radisson Milford.

ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
Net income available to common shareholders	$63	$554

Plus real estate depreciation and amortization	4,222	1,759
Remove minority interest	299	122

FFO available to common shareholders	$4,584	$2,435

FFO per diluted share available to common shareholders	$0.11	$0.08

Plus loss on debt extinguishment	2,257	—

Adjusted FFO available to common shareholders	$6,841	$2,435

Adjusted FFO per diluted share available to common shareholders	$0.16	$0.08

Diluted weighted average shares outstanding	41,865,016	30,868,256

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AHT Announces First Quarter Results

May 4, 2005

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
Net income	$1,451	$554

Add back:
Interest income	277	92
Interest expense and amortization of loan costs	(4,972)	(863)
Minority interest	(299)	(122)
Depreciation and amortization from continuing operations	(4,291)	(1,762)
Depreciation and amortization from discontinued operations	(6)	—
Provision for income taxes	242	—

	(9,049)	(2,655)

EBITDA	$10,500	$3,209

NOTE: For the three months ended March 31, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $2.3 million.

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months
	Ended
	March 31, 2005	(per diluted share)
Net income available to common shareholders	$63
Add back dividend on redeemable preferred stock	159

Total	$222

Plus real estate depreciation and amortization	4,222	$0.10
Remove minority interest	299	0.01
Plus stock-based compensation	620	0.01
Plus amortization of loan costs	948	0.02
Plus write-off of loan costs	151	0.00
Plus loss on debt extinguishment	2,257	0.05
Less debt premium amortization to reduce interest expense	(75)	(0.00)
Less capital improvements reserve	(1,706)	(0.04)

CAD	$6,938	$0.17

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AHT Announces First Quarter Results

May 4, 2005

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
REVENUE
Rooms	$53,898	$50,051
Food and beverage	13,428	11,567
Other	2,829	2,877

Total hotel revenue	70,155	64,495

EXPENSES
Hotel operating expenses
Rooms	11,648	10,549
Food and beverage	9,989	8,787
Other direct	1,257	1,398
Indirect	22,239	21,536
Management fees	2,205	2,189

Total hotel operating expenses	47,338	44,459

Property taxes, insurance, and other	3,898	3,745

HOTEL OPERATING PROFIT	$18,919	$16,291

NOTE: The above pro forma table assumes the 47 hotel properties included in income from continuing operations for the three months ended March 31, 2005 were owned as of the beginning of the periods presented. For both periods presented, the above table excludes the 8 hotel properties included in discontinued operations for the three months ended March 31, 2005.

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